QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-122453 on Form S-3 of our report dated March 8, 2005 (April 15, 2005, as to Note 14), relating to the consolidated financial statements and financial statement schedule of Alliance Imaging, Inc. and our report dated March 8, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of Alliance Imaging, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 27, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM